Exhibit 99.1

NEWS RELEASE	NACCO Industries, Inc.
5875 Landerbrook Drive ● Cleveland, Ohio 44124-4069
Tel. (440) 449-9600 ● Fax (440) 449-9577
For Immediate Release
Thursday, October 19, 2006
NACCO INDUSTRIES, INC. RECEIVES NOTICE OF TERMINATION OF MERGER
AGREEMENT BY APPLICA INCORPORATED

     CLEVELAND, OH, October 19, 2006 — NACCO Industries, Inc. (NYSE: NC) today announced that NACCO received a notice from Applica Incorporated (NYSE:APN) in which Applica claimed to exercise its right to terminate its merger agreement with NACCO and HB-PS Holding Company, Inc. The notice also claimed that Applica’s Board of Directors authorized Applica to enter into a written agreement with an Applica shareholder that provides for a cash offer to purchase shares of Applica common stock.
About NACCO
NACCO is an operating holding company with three principal businesses: lift trucks, housewares and mining. NACCO Materials Handling Group, Inc. designs, engineers, manufactures, sells, services and leases a comprehensive line of lift trucks and aftermarket parts marketed globally under the Hyster and Yale brand names. NACCO Housewares Group consists of Hamilton Beach/Proctor-Silex, a leading designer, marketer and distributor of small electric household appliances, as well as commercial products for restaurants, bars and hotels, and The Kitchen Collection, Inc., a national specialty retailer of kitchenware and gourmet foods operating under the Kitchen Collection and Le Gourmet Chef store names in outlet and traditional malls throughout the United States. The North American Coal Corporation mines and markets lignite coal primarily as fuel for power generation and provides selected value-added mining services for other natural resources companies. Additional information about NACCO is available at www.nacco.com.
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     In connection with the merger, HB-PS Holding Company, Inc. has filed a registration statement on Form S-4 (Registration No. 333-137244) with the Securities and Exchange Commission (“SEC”) containing a proxy statement/prospectus/information statement relating to the merger. Investors are urged to read the definitive proxy statement/prospectus/information statement regarding the merger when it becomes available because it will contain important information about HB-PS Holding Company, Inc., Applica Incorporated and NACCO Industries, Inc. and the merger.
     Investors and security holders may obtain free copies of the registration statement on Form S-4 and the definitive proxy statement/prospectus/information statement (when available),

as well as other documents containing information about HB-PS Holding Company, Inc., Applica Incorporated and NACCO Industries, Inc. when they become available through the website maintained by the SEC at www.sec.gov. In addition, the documents filed with the SEC by Applica Incorporated may be obtained free of charge by directing such requests to Applica Incorporated, 3633 Flamingo Road, Miramar, Florida 33027, Attention: Investor Relations ((305) 362-2611), or from Applica Incorporated’s website at www.applicainc.com. The documents filed with the SEC by HB-PS Holding Company, Inc. may be obtained free of charge by directing such requests to HB-PS Holding Company, Inc., 4421 Waterfront Drive, Glen Allen, Virginia 23060, Attention: Investor Relations (804) 527-7166), or from HB-PS Holding Company, Inc.’s website at www.hamiltonbeach.com. The documents filed with the SEC by NACCO Industries, Inc. may be obtained free of charge by directing such requests to NACCO Industries, Inc., 5875 Landerbrook Drive, Cleveland, Ohio 44124, Attention: Investor Relations ((440) 449-9669), or from NACCO Industries, Inc.’s website at www.nacco.com.
     Applica Incorporated, HB-PS Holding Company, Inc. and their respective directors, executive officers and certain other members of management may be deemed to be participants in the solicitation of proxies from Applica Incorporated shareholders with respect to the merger. Information regarding the interests of these officers and directors in the merger is included in the registration statement on Form S-4 and proxy statement/prospectus/information statement included within the registration statement on Form S-4, as well as in other relevant documents filed with the SEC. In addition, information about Applica Incorporated’s directors, executive officers and members of management is contained in Applica Incorporated’s most recent proxy statement, which is available on Applica Incorporated’s website and at www.sec.gov.
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FOR FURTHER INFORMATION, CONTACT:
NACCO Industries, Inc. (including Hamilton Beach/Proctor-Silex)
Christina Kmetko
Manager-Finance
(440) 449-9669